Exhibit 4

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CANADIAN DEPOSITORY FOR SECURITIES LIMITED (“CDS”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED HOLDER HEREOF, CDS & CO., HAS AN INTEREST HEREIN.

No. R-1	Aggregate Principal Amount:
CUSIP No. 590188X94	Cdn. $10,000,000

MERRILL LYNCH & CO., INC.

Cdn. $10,000,000

Inflation-Linked Notes Linked to the Performance of the Consumer Price Index

due June 29, 2015

(the “Notes”)

Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the “Company”, which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CDS & CO., as nominee of The Canadian Depository for Securities Limited, or its registered assigns, the Aggregate Principal Amount on June 29, 2015 (the “Stated Maturity Date”), and to pay interest thereon (and on any overdue principal, premium and/or interest to the extent legally enforceable) at the Interest Rate Basis (as defined below) per annum determined in accordance with the provisions hereof.

The Company shall pay interest, if any, in arrears on this Note on the 29th day of each month commencing July 29, 2005 (each an “Interest Payment Date”) and on the Maturity Date. Interest on this Note shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Interest on the Notes shall be paid in United States dollars computed by applying the applicable Interest Rate Basis to the notional United States dollar aggregate principal amount of this Global Note determined by dividing the Canadian dollar Aggregate Principal Amount of this Global Note by a Canadian dollar/United States dollar exchange rate of 1.2670.

Interest on this Global Note shall accrue from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date of this Global Note, in the case of the first Interest Payment Date) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name this Global Note is registered (the “Holder”) at the close of business on the fifteenth calendar day, whether or not a Business Day (as defined below), immediately preceding the related Interest Payment Date; provided, however, that interest payable on the Stated Maturity shall be payable to the person to whom the Aggregate Principal Amount shall be payable. Any such interest not so punctually paid or duly provided for on any Interest Payment Date other than the Stated Maturity (“Defaulted Interest”) shall forthwith cease to be payable to the Holder on the close of business on any Record Date and, instead, shall be paid to the person in whose name this Note is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner, all as more fully provided for in the Indenture.

Payment of principal and interest in respect of this Global Note due on the Stated Maturity shall be made in immediately available funds upon presentation and surrender of this Global Note at the office or agency maintained by the Company for that purpose in Toronto, Canada, in such coin or currency of Canada as at the time of payment is legal tender for payment of public and private debts. Payment of interest due on any Interest Payment Date other than the Maturity Date shall be made at the aforementioned office or agency maintained by the Company or, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained by the Trustee on the Record Date; provided, however, that a Holder of Cdn. $10,000,000 in Aggregate Principal Amount of this Note (whether having identical or different terms and provisions) shall be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if such Holder has delivered appropriate wire transfer instructions in writing to the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

If any Interest Payment Date or the Maturity Date of this Note falls on a day that is not a Business Day, the required payment of principal and interest shall be made on the next succeeding Business Day and no interest shall accrue with respect to the payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

As used herein, “Business Day” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in the cities of New York, New York or Toronto, Ontario.

As reset on each Interest Reset Date (as defined below) the interest rate borne by this Note shall be determined by reference to the Interest Rate Basis subject to the Minimum Interest Rate (as defined below). Commencing on the first Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date. The interest rate applicable to this Note shall be determined in accordance with the applicable provisions below. The interest rate in effect on each day shall be based on (1) if the day is an Interest Reset Date, the interest rate determined on such Interest Reset Date, or (2) if the day is not an Interest Reset Date, the interest rate determined as of the immediately preceding Interest Reset Date.

As used herein, the “Interest Reset Dates” for each Interest Period (as defined below) for this Global Note are the 29th day of each month commencing June 29, 2005, regardless of whether such day is a Business Day. As used herein, an “Interest Period” shall be the period from and including the most recent Interest Reset Date to but excluding the immediately succeeding Interest Reset Date or Maturity Date, as the case may be.

As used herein, the “Calculation Agent” is Merrill Lynch Capital Services, Inc. Upon the request of the holder of this Global Note, the Calculation Agent shall provide the Interest Rate Basis then in effect.

The “Interest Rate Basis” applicable to this Global Note shall be:

1.5 x [(CPI(t) – CPI(t-12))/CPI(t-12)]

“CPI(t)” equals the level of the Consumer Price Index (as defined below) for the third calendar month prior to but not including the month in which the applicable Interest Reset Date occurs.

“CPI(t-12)” equals the level of the Consumer Price Index for the fifteenth calendar month prior to but not including the month in which the applicable Interest Reset Date occurs.

“Consumer Price Index” means the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor. The value of the Consumer Price Index for any given month shall be the value reported on Bloomberg page CPURNSA or any successor service or successor page thereto. If such value for the Consumer Price Index is not available on a successor page or successor service, such value shall be determined in the sole discretion of the Calculation Agent.

The “Minimum Interest Rate” at which interest may accrue on this Global Note during any Interest Reset Period equals 0.00% per annum.

All percentages resulting from any calculation on the Notes shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. All dollar amounts used in or resulting from any calculation with respect to the Notes shall be rounded to the nearest cent with one-half cent being rounded upwards.

All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination of a manifest error, shall be conclusive for all purposes and binding on the Company and the Holders and beneficial owners of the Notes. Whenever the Calculation Agent is required to act, it shall do so in good faith using its reasonable judgment.

General

This Global Note is one of a duly authorized issue of Notes of the Company, issued and to be issued under an Indenture, dated as of April 1, 1983, as amended and restated (herein referred to as the “Indenture”), between the Company and JPMorgan Chase Bank, N.A., as Trustee (herein referred to as the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which this Global Note are to be, authenticated and delivered.

The Company hereby covenants for the benefit of the Holders of this Global Note, to the extent permitted by applicable law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of this Global Note.

This Global Note is not subject to redemption by the Company or at the option of the Holder prior to the Stated Maturity.

In case an Event of Default with respect to this Global Note shall have occurred and be continuing, the amount payable to a Holder of a Note upon any acceleration permitted by this Global Note, with respect to each unit hereof, shall be equal to the Aggregate Principal Amount plus any accrued and unpaid interest, calculated as though the date of acceleration were the Stated Maturity of this Global Note.

In case of default in payment of this Global Note, whether at the Stated Maturity or upon acceleration, from and after such date this Global Note shall bear interest, payable upon demand of the Holders of this Global Note, at the rate of 2.25% per annum to the extent that payment of any interest is legally enforceable on the unpaid amount due and payable on such date in accordance with the terms of this Global Note to the date payment of such amount has been made or duly provided for.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate original public offering price or principal amount, as the case may be, of the Notes at the time Outstanding of each series affected thereby. Holders of specified percentages in aggregate original public offering price or principal amount, as the case may be, of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of each series, are permitted to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Global Note.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amount payable with respect to this Global Note and any interest on any overdue amount thereof at the time, place and rate, and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations set forth therein and on the first page hereof, the transfer of this Global Note may be registered on the Security Register of the Company, upon surrender of this Global Note for registration of transfer at the office or agency of the Company in Toronto, Canada, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate original public offering price or principal amount, as the case may be, shall be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of Cdn. $1,000 or integral multiples of Cdn. $1,000 in excess thereof (with a minimum initial subscription of Cdn. $5,000). This Global Note shall remain in the form of a global security held by a Depository. Notwithstanding the foregoing, if (x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Global Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Global Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate original public offering price or principal amount, as the case may be, in the denominations set forth above. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Global Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment by the beneficial owners of the Notes of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Global Note which are defined in the Indenture but not in this Global Note shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by JPMorgan Chase Bank, N.A., the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Global Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

This Global Note may be executed in multiple counterparts and, if executed in multiple counterparts, such executed counterparts shall constitute a single instrument.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

Dated: June 29, 2005

MERRILL LYNCH & CO., INC.

By:
Allen G. Braithwaite III
Assistant Treasurer

[FACSIMILE OF SEAL]

Attest:

By:
Judith A. Witterschein
Secretary

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, N.A. as Trustee

By:
Authorized Officer